UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2005

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.

Item 1.01.	Entry into a Material Definitive Agreement.

On October 4, 2005, the registrant entered into a separation agreement with Stephen L. Zaniboni, the registrant’s Chief Financial Officer. Pursuant to the separation agreement, Mr. Zaniboni will continue as the registrant’s Chief Financial Officer until October 31, 2005. Commencing November 1, 2005 (the “Separation Date”) Mr. Zaniboni will remain available to provide consulting services to the registrant so long as he receives severance from the registrant. Mr. Zaniboni is entitled to severance in the form of continuation of his base salary from the Separation Date through June 30, 2006 (the “Severance Pay Period”). The registrant will also pay the health insurance premiums for Mr. Zaniboni and his family during the Severance Pay Period or until he begins employment with a new employer that provides comparable health insurance benefits, whichever is earlier. The registrant will continue to pay the automobile lease payments and associated lease-related expenses for Mr. Zaniboni until January 23, 2006 when the lease expires. In exchange for his severance benefits, Mr. Zaniboni has released all claims against the registrant.

The description of the separation agreement set forth above is qualified in its entirety by reference to the actual terms of the separation agreement, which is filed as Exhibit 99.1 to this current report and is incorporated herein by this reference.

Item 1.02. Termination of Material Definitive Agreement.

On October 4, 2005, the registrant entered into a separation agreement with Stephen L. Zaniboni, the registrant’s Chief Financial Officer. The separation agreement is in full satisfaction of and supersedes the Second Amended and Restated Employment Agreement dated April 28, 2005 between the registrant and Mr. Zaniboni. The separation agreement is described in Item 1.01 of this current report.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Separation Agreement dated October 4, 2005 by and between the registrant and Stephen L. Zaniboni.

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date: October 7, 2005	By:	/s/ Harry Stylli
Harry Stylli President and Chief Executive Officer

3.

INDEX TO EXHIBITS

99.1	Separation Agreement dated October 4, 2005 by and between the registrant and Stephen L. Zaniboni

4.